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                              EMPLOYMENT AGREEMENT



PARTIES:

         Quantech Ltd.                                        (the "Company")
         815 Northwest Parkway
         Eagan, MN 55121

         Edward L. Zeman                                      (the "Employee")
         6504 Turnbridge Place
         Prospect, KY 40059


DATE:    REVISED- March 22, 2001                              ("Effective Date")

RECITALS:

         A. The Company is engaged in the business of developing and commercializing certain patents, technology, associated proprietary data and existing operating prototypes related to medical diagnostics based upon Surface Plasmon Resonance.

         B. The Employee seeks to be employed, and the Company seeks to employ, Employee under the terms of this Agreement.

         C. The Employee agrees that as a condition to employment with the Company the Employee will abide by the terms of this Agreement.

         D. The Employee desires to be employed by the Company in a capacity in which he may contribute to, or receive confidential information, and acknowledges that the Company will suffer irreparable harm if Employee uses confidential information outside his employment or makes any unauthorized disclosure of such confidential information to any third party or uses such confidential information wrongfully or in competition with the Company.

         E. Employee further recognizes that execution of this Agreement is an express condition of employment.

AGREEMENTS:

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other benefits now or hereafter paid or made available to Employee by the Company, the parties hereby agree as follows:

1. At-Will Employment. Subject to the provisions of Section 5 below, Employee's employment with the Company is for no specified period and constitutes at-will employment. As a result, Employee is free to resign at any time, for any reason or for no reason. Similarly, the Company is free to conclude


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its employment relationship with Employee at any time, with or without Cause
(defined below). Notwithstanding anything to the contrary in this Agreement, if the Company terminates Employee's employment for Cause (as defined below), the Company shall provide written notice ("Notice") of such termination to Employee. The Notice shall specify the ground or grounds for termination and shall be supported by a statement of all relevant facts.

2. Duties and Supervision.

         A. Employee shall serve as the Company's Chief Financial Officer. During the term of this Agreement, Employee agrees to devote his best efforts to the business and affairs of the Company and agrees to perform such reasonable services and duties as may, from time to time, be assigned to him by the Company's Chief Executive Officer that are consistent with Employee's position. While Employee is employed by the Company, Employee will not perform services for any other person, firm or corporation that is or may be competitive with the Company, either as an executive or as an agent or independent contractor without the express consent of the Chief Executive Officer of the Company. Employee agrees to comply in every respect with the general standards and policies of the Company as in effect from time to time during Employee's employment, all of which the Company reserves the right to change in its sole discretion.

         B. Notwithstanding the foregoing, Employee may (i) participate in professional, civic, charitable, and governmental organizations and activities that do not materially affect his ability to carry out his duties hereunder, and
(ii) manage and invest his personal assets; provided, however, Employee shall not sell or market, either directly or indirectly, point of care devices for any person or entity other than the Company during the term of this Agreement.

         C. It is acknowledged that Employee's duties may require travel. When required to travel, Employee's reasonable traveling and temporary living expenses shall be paid directly by the Company, upon submittal of vouchers in accordance with the general reimbursement policies of Company. Notwithstanding the foregoing, Employee shall be required to work at the Company's headquarters in Eagan, Minnesota.

3. Compensation.

         A. Base Salary. The Company shall pay Employee an initial annual salary of One Hundred Seventy Thousand Dollars ($170,000) (the "Base Salary"), payable in accordance with the Company's normal payroll practices in effect from time to time, but in no event less frequently than semi-monthly. The Employee's compensation shall be subject to discretionary upward adjustments by the Company's Chief Executive Officer. The Employee's compensation package will be reviewed no less than annually either on the Employee's anniversary date of employment or at such time as other Company employees are reviewed.

         B. Bonus. As additional compensation for the services rendered under this Agreement, Employee shall be eligible to receive an amount equal to no more than forty percent (40%) of Employee's annual salary, based on Employee's meeting certain performance targets to be mutually agreed upon by Employee and the Company's Chief Executive Officer. The performance targets described in this
Section 3B shall be agreed upon not later than January 30 of each year during the term of this Agreement. In addition, the Employee will be eligible for any senior management incentive programs that may be established.



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4. Other Employee Benefits.

         A. Benefits. During the term of Employee's employment by the Company ("Term"), Employee shall be entitled, to the extent that he is otherwise eligible, to participate fully in all benefits provided by the Company for its Employees in general, including, but not limited to, any profit-sharing or 401(k) plan or program, any medical, dental, long-term disability, life or other group insurance or any other benefit plan which the Company elects, in its sole discretion, to maintain from time to time. The Company will cover 100% of the cost of health plans for the Employee and the Employee's immediate family members.

         B. Reimbursement of Expenses. The Company will reimburse Employee promptly for all of Employee's out-of-pocket expenses related to the Company business. The Company understands and agrees that expenses for business-class travel and business-class accommodations while Employee is traveling on Company business are "reasonable" for the purposes of this Agreement.

         C. Options. Employee shall be entitled to an incentive stock option to acquire one hundred forty seven thousand seven hundred eighty-three (147,783) shares of the Common Stock of the Company pursuant to the terms of the Stock Option Agreement and the Company's existing 1998 Stock Option Plan (a copy of which will be provided to the Employee on the Employee's start date), as amended December 1, 1999.

         Employee shall be also be entitled to a non-qualified stock option to acquire two hundred forty two thousand two hundred-seventeen (242,217) shares of the Common Stock of the Company pursuant to the terms of the Stock Option Agreement and the Company's existing 1998 Non-Qualified Stock Option Plan (a copy of which will be provided to the Employee on the Employees start date), as amended December 1, 1999.

         E. Vacations. Employee shall be entitled to four (4) weeks' paid vacation each calendar year commencing on the Effective Date, subject to Company's generally applicable policies relating to vacations. Employee shall also be entitled to all paid holidays given by the Company to its Employees and six (6) paid sick days.

         F. Relocation: Employee shall be eligible for relocation allowance of $38,000 to cover expenses associated with a relocation to the Twin Cities area. The relocation must be completed within twelve (12) months of the hire date. In addition, the Company will provide reimbursement of temporary living expenses (travel, lodging, auto rental and meals) until the Employee's family relocates to the Twin Cities at the end of the 2000-2001 school year. During this time period the Employee agrees to work in the Company's Eagan location for four (4) days per week, and work at home on the fifth day. The temporary living expenses should not exceed $10,000.


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5. Payments Upon Termination Employment.

         A. Accrued Compensation. Upon termination of Employee's employment with the Company for any reason, Employee shall be entitled to receive all compensation accrued and unpaid as of the date of termination, including Base Salary and bonuses earned through the date of termination. The Company shall continue to provide Employee with all profit sharing, pension, life, disability, accident, health insurance, and other Employee benefit and fringe benefit plans and programs through the date of termination in accordance with the terms and provisions of such plans and programs in effect at the time that notice of termination is given.

         B. Severance. If the Company terminates Employee's employment with the Company for any reason other than Cause (defined below), or Employee terminates his employment with the Company for Good Reason (defined below), then in addition to the compensation set forth in Section 5A above, Employee shall be entitled to a lump-sum payment equal to twelve (12) months' Base Salary.

         Notwithstanding the foregoing, Employee shall be entitled to a lump-sum payment of twelve (12) months' Base Salary and applicable bonuses for that year, immediate vesting of all options in Employee's favor to acquire shares of the Company's common stock, and twelve (12) months' healthcare coverage if (i) there is a Change in Control, and (ii) Employee's employment with the successor entity, if any ("Successor"), is terminated for any reason by the Company or Successor. For purposes of this Agreement, "Change in Control" shall mean the happening of any of the following:

                  (a) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (b) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         C. Definitions of "Cause" and "Good Reason".


         (1) For purposes of this Agreement, "Cause" shall mean: (i) Employee's conviction of or entry of a plea of guilty or nolo contendere to any felony against him in connection with any allegation against him of fraud, misrepresentation or misappropriation of property; (ii) Employee's theft or misappropriation of the Company's property; (iii) Employee knowingly making material false statements to the Company's Senior Executives or Board of Directors regarding the affairs of the Company; or (iv) upon written notice by the Company if Employee willfully and materially fails to perform his duties in a reasonable and timely manner and does not correct such failure within a period of fifteen (15) business days after written notice thereof from the Company specifying the nature of such failure of performance and demanding that it be cured.

         (2) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances without the prior written consent of Employee: (a) the requirement that Employee report to any officer, consultant or committee, other than the Chief Executive Officer or the Board of Directors of the Company or Successor, as applicable; (b) the removal of any titles of Employee specified in Section 2A (whether employed by the Company or the Successor); (c) any significant change


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in the Employee's duties and responsibilities (whether employed by the Company or the Successor); (d) the failure of the Company or the Successor, as applicable, to maintain and to continue Employee's participation in its benefit plans as in effect from time to time on a basis substantially equivalent to the participation of Employees similarly situated to Employee; (e) a material breach of the Company's or Successor's, as applicable, obligations under this Agreement; (f) a Change of Control (as hereinafter defined); or (g) any Successor's failure to accept an assignment of or assume all of Company's obligations under, this Agreement.

         D. Disability. Notwithstanding anything to the contrary in this Agreement, if Employee becomes unable to perform the duties specified hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause, Company will continue the payment of Employee's Base Salary at its then current rate for a period of six (6) months following the date Employee is first unable to perform such duties due to such disability or incapacity. Thereafter, Company shall have no obligation for Base Salary or other compensation payments to Employee during the continuance of such disability or incapacity.

6. General Provisions.

         A. Injunctive Relief. In addition to any other relief afforded by law, the Company shall have the right to enforce the covenants contained in this Agreement by seeking injunctive relief against Employee and any other person concerned thereby, it being understood that both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies.

         B. Severability and Interpretation. In the event that a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

         C. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior oral or written understandings between the parties relating to the subject matter hereof, except for the Confidentiality and Invention Agreement entered into between the Company and Employee of even date with this Agreement. To the extent that the practices, policies or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

         D. Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provisions hereof and the circumstances or event specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.


         E. Assignment. This Agreement shall be binding on Employee's heirs, assigns and legal representatives and may be transferred by the Company to its successors and assigns.


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         F. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Minnesota, without regard to principles of conflicts of laws.

         G. No Mitigation; No Offset. In the event of any termination of Employee's employment under this Agreement, Employee shall be under no obligation to seek other employment, and there shall be no offset against amounts due under this Agreement on account of any remuneration attributable to any subsequent employment that Employee may obtain.

         H. Attorneys' Fees. If any litigation or arbitration is commenced between the parties concerning this Agreement, or the rights and duties of the parties in relation to this Agreement, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees in connection with such litigation or arbitration.

         I. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement.

         J. Notice. Any and all notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, sent by a recognized overnight carrier such as Federal Express or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

           If to the Company:   To the address first specified above,
                                Attn.: Chief Executive Officer, or to such other address Company may from time to time give by written notice to Employee.

           If to the Employee:  To the address first specified above,
                                Attn.: Edward L. Zeman, or to such other address Employee may from time to time give by written notice to Company.

         K. Nature of Payments. Any amounts due Employee under this Agreement in the event of any termination of Employee's employment with Company are in the nature of severance payments, or liquidated damages which contemplate both direct damages and consequential damages that may be suffered as a result of the termination of Employee's employment, or both, and are not in the nature of aK. penalty. Employee shall be entitled to interest at ten percent (10%) per annum simple interest for any payments under this Agreement that are overdue.



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         IN WITNESS WHEREOF, the parties have signed this Agreement on the date first written above and each of the individuals signing below warrants that he or he has the authority to sign for and on behalf of the respective parties.

                                       "Company"

                                       QUANTECH LTD.



                                       By:      ___________________________
                                                Robert Case, CEO



                                       "Employee"


                                                ___________________________
                                                Edward L. Zeman





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